EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into Indiana Energy, Inc.'s previously filed Registration Statements File Nos. 33-45046, 33-56522, 33-57148, 33-55983,
33-62439 and 333-89221.




/s/Arthur Andersen LLP
Arthur Andersen LLP


Indianapolis, Indiana
December 29, 1999